UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

One Hughes Drive, Suite 606, Las Vegas, Nevada 89169
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Table of Contents

Section 1- REGISTRANT’S BUSINESS AND OPERATIONS	1

Item 1.01. Entry into a Material Definitive Agreement	1

Section 2- FINANCIAL INFORMATION	1

Item 2.01. Completion of Acquisition or Disposition of Assets	1

Section 9- FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS	2

SIGNATURES	2

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On March 2, 2011, Ante5, Inc., a Delaware corporation (the “Company”), and Twin City Technical, LLC, a North Dakota limited liability company, and Irish Oil and Gas, Inc., a Nevada corporation (collectively, the “Sellers”), agreed to amend and restate that certain asset purchase agreement which the parties originally entered into effective February 18, 2011.  A copy of the original asset purchase agreement (the “Original APA”) was attached as an exhibit to the Report on Form 8K filed by the Company with the Securities and Exchange Commission on February 24, 2011.  Pursuant to the amended and restated asset purchase agreement (the “Revised APA-III”), the Company will acquire Sellers’ right, title, and interest in and to approximately 1,185 net acres of  undeveloped oil and gas properties in Mountrail, Williams and Burke Counties in North Dakota in the Williston Basin  (collectively, the “Mineral Leases”) referenced in the Revised APA-III, in consideration for a total of $1,372,787 of cash, payable in full at the closing, plus 871,960 shares of the common stock of the Company issuable to the Sellers and 400,000 shares of common stock issuable to an unaffiliated designee of the Sellers, issuable at the closing.  The closing of the purchase and sale of assets is expected to occur upon the satisfaction or waiver of the conditions set forth in the Revised APA-III, but no later than March 16, 2011 unless Sellers and the Company mutually agree in writing to extend the closing date.  A copy of the Revised APA-III is attached to this Report as Exhibit 10.1.

The Revised APA-III changed the Mineral Leases and the purchase price from those in the Original APA.  In the Original APA, the Company was acquiring approximately 662 net acres of undeveloped oil and gas properties located primarily in Mountrail County, North Dakota, a portion of which are still included in the Mineral Leases under the Revised APA-III, and approximately 120 net acres of developed producing oil and gas properties in Dunn and Mountrail Counties, North Dakota, none of which are now being acquired by the Company.  Instead, the Company is acquiring approximately 1,185 net acres of undeveloped oil and gas properties in Mountrail, Williams and Burke Counties, North Dakota, in the Williston Basin.  Under the Original APA, the Company was paying $1,957,591 in cash and issuing a total of 917,708 shares of its common stock for the oil and gas properties.  Under the Revised APA-III, the cash consideration is reduced to $1,372,787 and the common stock consideration is increased to 1,272,960 shares.

SECTION 2-FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 1, 2011, Ante5, Inc., a Delaware corporation (the “Company”) closed the asset purchase agreement (the “APA-II”) with Twin City Technical, LLC, a North Dakota limited liability company, and Irish Oil and Gas, Inc., a Nevada corporation (collectively, the “Sellers”), pursuant to which the Company acquired Sellers’ right, title, and interest in and to those mineral leases (“Mineral Leases”) referenced in the APA-II.  At the closing, the Company tendered a total of $821,270 of cash and delivered 205,050 shares of the Company’s common stock to the Sellers and the Sellers recorded assignments of the Mineral Leases in favor of the Company.  The Mineral Leases are in North Dakota covering oil and gas properties in the Williston Basin.  A copy of the APA-II was attached as an exhibit to the Report on Form 8K filed by the Company with the Securities and Exchange Commission on February 24, 2011.

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SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)           Exhibits

10.1.	Amended and Restated Asset Purchase Agreement with Sellers, dated as of March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

Date:  March 4, 2011

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer

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